Exhibit 10.31.1

Execution Version

FIRST AMENDMENT TO ENGAGEMENT LETTER AGREEMENT

This First Amendment (this “Amendment”) is made and entered into as of November 14, 2022, by and between Deucalion Partners, LLC, a Delaware limited liability company (“Deucalion”) and Griid Infrastructure LLC, a Delaware limited liability company (collectively with its principals, affiliates and direct and indirect subsidiaries, the “Company”). Collectively, the Company and Deucalion shall be known as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have entered into an engagement letter agreement, dated as of April 17, 2021 (the “Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

WHEREAS, the Parties desire to amend the terms of the Agreement in accordance with Section 12(c) thereof.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, and other good and valuable consideration the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1. Amendment to Section 3 of the Agreement. Section 3 of the Agreement is hereby deleted in its entirety and Section 3 shall be amended and restated in its entirety to read as follows:

“3. Consulting Fees. As compensation for Deucalion’s services hereunder (and except as may be otherwise provided for in that certain Incentive Unit Award Agreement of even date herewith (the “Incentive Agreement”), the Company hereby agrees to pay Deucalion (a) $400,000 (the “Cash Fee”) plus (b) a 0.5% interest in the fully diluted equity of the Company as of the closing date of a Transaction (the “Equity Fee” and together with the Cash Fee, the “Consulting Fees”). The Cash Fee shall be considered to be earned on April 26, 2022 and payable on the consummation of a Transaction (the “Cash Fee Due Date”); provided, however, that if the vesting of the Equity Fee is accelerated pursuant to Section 6 of the Incentive Agreement, then the Cash Fee shall be considered to be earned and shall be due and payable on such earlier date of the event causing the vesting of the Equity Fee to be so accelerated. The Equity Fee shall be issued to Deucalion within ten (10) days after the date of this letter agreement and shall be subject to the vesting terms and conditions of the Incentive Agreement. No fee payable to any other advisor by the Company or any other person in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable to Deucalion hereunder unless agreed to by Deucalion.”

2. Amendment to Section 5 of the Agreement. Section 5 of the Agreement is hereby deleted in its entirety and Section 5 shall be amended and restated in its entirety to read as follows:

“5. Term of Engagement. The term of Deucalion’s engagement as advisor to the Company shall commence on the date hereof and continue until the consummation of a Transaction, unless extended by mutual written consent or earlier terminated by either party upon thirty (30) days’ prior written notice; provided, however, that no such termination shall affect, unless otherwise mutually agreed to in writing by the Parties (i) the indemnification, contribution and confidentiality obligations of the Company, (ii) the right of Deucalion to receive any Consulting Fees payable hereunder that accrued prior to the date of termination or (iii) the right of Deucalion to receive reimbursement for its out-of-pocket expenses as described above.”

3. Effectiveness. This Amendment shall be effective as of the date first written above following the execution of this Amendment by the Parties. Any reference in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

4. Governing Law; Jurisdiction. The provisions of Section 12 of the Agreement shall apply mutatis mutandis to this Amendment.

5. Full Force and Effect. Except as specifically amended herein, the Parties hereby acknowledge and agree that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

DEUCALION PARTNERS, LLC

By:	/s/ John D. D’Agostino
Name:	John D. D’Agostino
Title:	Senior Managing Director

GRIID INFRASTRUCTURE LLC

By:	/s/ James D. Kelly III
Name:	James D. Kelly III
Title:	Chief Executive Officer and President

[Signature Page to First Amendment to Engagement Letter Agreement]